UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 18, 2009

IMMUNOSYN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	005-82677	20-5322896
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10815 Rancho Bernardo Road, Suite 101,
San Diego, CA 92127
(Address of Principal Executive Offices and Zip Code)

(888) 853-3663
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01.  Other Events.

Immunosyn Corporation (IMYN.OTC.BB) today made the following comment regarding market rumors about the Company. Although it is generally the Company’s practice not to respond to market rumors, management believes that in the current circumstances it is appropriate to do so. Management has become aware that rumors are circulating in the market suggesting that the Company currently is actively exploring a change of control transaction. Management firmly believes that there is no basis whatsoever for these rumors that it is actively exploring such a transaction at this time. As it is the Company’s general policy not to comment on market rumors, it will have no further comment on this rumor.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release dated September 18, 2009

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 18, 2009	IMMUNOSYN CORPORATION

	By:	/s/ Douglas A. McClain, Jr.
Douglas A. McClain, Jr.
Chief Financial and Accounting Officer